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                                                                   EXHIBIT 10.46



                             VitaminShoppe.com, Inc.

                             Amendment No. 1 to the

         Series A Convertible Preferred Stock Purchase Warrant No. A-1



     This Amendment, dated as of September 22, 1999, amends the Series A Convertible Preferred Stock Purchase Warrant No. A-1 (the "Warrant"), issued to Thomas Weisel Partners LLC ("Thomas Weisel") by VitaminShoppe.com, Inc., a Delaware corporation (the "Company"), on July 27, 1999, as set forth below:


     1. Upon the closing of the Company's initial public offering pursuant to its Registration Statement on Form S-1 (File No. 333-83849) (the "Offering"), the Purchase Price for each share of Class A Common Stock then purchasable upon exercise of the Warrant shall be the greater of (i) the Purchase Price immediately prior to the closing of the Offering and (ii) the initial public offering price of the Offering, subject to such further adjustments from time to time pursuant to the provisions of the Warrant.

     2. The Registered Holder agrees that it will not sell, transfer, assign, pledge or hypothecate the Warrant or any shares of Capital Stock purchased thereunder for a period of one year from the effective date of the Offering; provided, however, that the Warrant or any shares of Capital Stock purchased thereunder may be transferred to any member of the NASD participating in the Offering as well as to any bona fide officers or partners thereof if this Warrant or the shares of Capital Stock so transferred or received remain subject to the restrictions of this paragraph; and provided further, however, that any exercise of the Warrant pursuant to Sections 1(b) or 1(c) of the Warrant shall not be deemed to violate the restrictions on transfer set forth in this sentence. This paragraph shall terminate and shall be null and void without further action on the part of the Company or the Registered Holder on the occurrence of the earlier of (a) the termination of that certain underwriting agreement to be entered into by the Company and Thomas Weisel in connection with the Offering (the "Underwriting Agreement") or (b) if the Underwriting Agreement is not executed by each party thereto on or prior to December 31, 1999.

     3. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Warrant.


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     4.   Except as provided in this Amendment, the terms and conditions of the
Warrant shall remain in full force and effect.



                                        VITAMINSHOPPE.COM,INC.

                                        By:________________________________

                                        Title:_____________________________


                                        THOMAS WEISEL PARTNERS LLC

                                        By:________________________________

                                        Title:_____________________________



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